Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

Corporate Contact:	Investor Relations:

MTS Medication Technologies, Inc.	Porter, LeVay & Rose, Inc.
Michael Branca, CFO	Michael Porter, Investor Relations
Phone: 727-576-6311, Ext. 464	Tom Gibson, Media Relations
Fax: 727-573-1100	Phone: 212-564-4700
ir@mts-mt.com	Fax: 212-244-3075
plrmail@plrinvest.com

MTS MEDICATION TECHNOLOGIES ANNOUNCES REVISED FIRST QUARTER RESULTS

CLEARWATER, FLORIDA – August 10, 2005 – MTS Medication Technologies (AMEX:MPP) today announced a revision to its previously announced first quarter results, as reported on July 27, 2005, decreasing the Company’s reported revenue by $484,000. This revision was the result of the premature recognition of revenue from the sale of one of the Company’s OnDemand® systems. Although the system was shipped prior to the end of the quarter, the Company has concluded that recognizing the sale in the first quarter was inappropriate because a conditional payment term was subsequently determined to obligate the Company to future performance, therefore precluding revenue recognition as of June 30, 2005. Subsequent to the end of the first quarter, the obligation has been satisfied. The sale of this OnDemand system and associated revenues will be recognized in the Company’s second quarter.

As a result of this adjustment, net sales for the first quarter were $9.5 million, 5% lower than same period of the prior fiscal year. First quarter net income available to common stockholders was $272,000 compared with a net loss available to common stockholders of $501,000 in the first quarter of the prior fiscal year. First quarter diluted net income per common share was $0.05 compared with a diluted net loss per common share of $0.09 in the first quarter of the prior year. Excluding certain non-operational charges in the first quarter of fiscal 2005, net income available to common stockholders was $486,000 on a pro forma basis and the diluted net income per common share was $0.08.

Although overall net sales in the first fiscal quarter were 5% lower than the prior year, sales from consumable products and equipment increased 10%. The Company did not recognize any sales of OnDemand systems in the first quarter compared to the sale of four OnDemand systems sales in the first quarter of the prior year.

Gross profit margin for the first quarter of fiscal 2006 was 38.8% compared with 37.8% for the same period in fiscal 2005. This increase in margin was caused in part by operating efficiencies in the manufacturing process and from the fact that almost all of the first quarter sales consisted of consumable products.

SG&A expenses for the first quarter of fiscal 2006 were $2.6 million compared with $2.2 million for the same period of fiscal 2005. SG&A expenses were 27.9% of revenue in the first quarter of fiscal 2006 compared with 22.3% of revenue in the same period in fiscal 2005. This increase was primarily due to increases in personnel and related expenses supporting the various growth initiatives of the business and the decrease in OnDemand systems sales.

First fiscal quarter operating profit was $599,000 compared with $1,055,000 in the first quarter of the prior year. Excluding certain non-operational charges in the first quarter of fiscal 2005, operating profit was $1.2 million on a pro forma basis.

About the Company

Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves more than 3,000 institutional pharmacies in the long-term care and correctional facility markets, both domestically and internationally.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise.  Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above.  Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing.  In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements.  In particular, all statements regarding the continuing of any trend or any expected increases in sales are forward-looking statements.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein.  Statements in the Press Release describe factors, among others, that could contribute to or cause such differences.  Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, changes in the United Kingdom healthcare regulatory system, labor disputes, customer rejection of any installed OnDemand machine, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, hurricanes, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events

MTS MEDICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
(In Thousands; Except Earnings Per Share Amounts)

	3 Months Ended	3 Months Ended

	June 30, 2005	June 30, 2004

	GAAP	GAAP	Pro Forma Adjustment		Pro Forma

Net Sales	$9,496	$10,013			$10,013
Costs and Expenses:
Cost of Sales	5,813	6,229			6,229
Selling, General and Administrative	2,648	2,231			2,231
Depreciation and Amortization	436	498	125	(1)	373

Total Costs and Expenses	8,897	8,958	125		8,833

Operating Profit	599	1,055	(125)		1,180

Other (Income)/Expenses:
Interest Expense	90	313	120	(2)	193
Amortization of:
Original Issue Discount	0	803	741	(3)	62
Financing Costs	9	475	420	(3)	55

Total Other Expenses	99	1,591	1,281		310

Income (Loss) Before Income Taxes	500	(536)	(1,406)		870

Income Tax Expense (Benefit)	173	(90)	(419	) (4)	329

Net Income (Loss)	$327	$(446)	$(987)		$541

Convertible Preferred Stock Dividends	55	55			55

Net Income Available to Common Stockholders	$272	$(501)	$(987)		$486

Net Income Per Common Share - Basic	$0.05	$(0.09)			$0.09

Net Income Per Common Share - Diluted	$0.05	$(0.09)			$0.08

Weighted Average Shares Outstanding - Basic	5,896	5,549			5,549

Weighted Average Shares Outstanding - Diluted	7,167	5,549			7,186

(1)  Acceleration of amortization of leasehold improvements due to termination of existing lease.
(2)  Prepayment penalty associated with early repayment of subordinated debt.
(3)  Acceleration of amortization of original issue discount and financing costs due to early repayment of subordinated debt.
(4)  Tax effect of pro forma adjustments. Adjusted for the permanent difference between the carrying value of the subordinated note for book and tax purposes.

MTS MEDICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands)

ASSETS

	June 30, 2005	March 31, 2005

	(Unaudited)

Current Assets:
Cash	$229	$373
Accounts Receivable, Net	5,953	6,930
Inventories, Net	5,771	4,947
Prepaids and Other	218	89
Deferred Tax Benefits	1,652	1,805

Total Current Assets	13,823	14,144

Property and Equipment, Net	4,837	4,871
Other Assets, Net	2,862	2,899

Total Assets	$21,522	$21,914

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable and Accrued Liabilities	$4,403	$4,021
Current Maturities of Long-Term Debt	470	431
Current Maturities of Related Party Note Payable	294	290

Total Current Liabilities	5,167	4,742

Long-Term Debt, Less Current Maturities	4,461	5,492
Related Party Note Payable, Less Current Maturities	666	742
Lease Incentive	342	350

Total Liabilities	10,636	11,326

Stockholders' Equity:
Preferred Stock	2	2
Common Stock	59	59
Capital In Excess of Par Value	13,757	13,786
Accumulated Deficit	(2,604)	(2,931)
Treasury Stock	(328)	(328)

Total Stockholders' Equity	10,886	10,588

Total Liabilities and Stockholders' Equity	$21,552	$21,914

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